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                                                                Exhibit (h)(iii)

                                                       April 29, 2003


W.P. Stewart & Co. Growth Fund, Inc.
c/o W.P. Stewart & Co., Inc.
527 Madison Avenue
New York, New York  10022

Attention: Treasurer

      RE:  Loan Agreement

Ladies and Gentlemen:

     State Street Bank and Trust Company (the "Bank") is pleased to make available a $5,000,000 committed unsecured revolving line of credit (the "Committed Line") to W.P. Stewart & Co. Growth Fund, Inc. (the "Borrower"), a Maryland corporation, on the following terms and conditions:

           I. Committed Line

           1. Term. The Committed Line shall commence on the date hereof and expire April 26, 2004, unless extended in the discretion of the Bank or terminated by the Borrower as provided herein (as may be extended from time to time, the "Expiration Date"). The Borrower may terminate the Committed Line upon five (5) days prior written notice and payment of all outstanding principal, interest, fees, costs and expenses on the effective date of termination.

           2. Notice and Manner of Borrowings. Subject to the terms and conditions hereof, the Bank will make revolving loans to the Borrower under the Committed Line (each such loan, a "Loan") not to exceed in the aggregate outstanding hereunder at any time the least of (a) $5,000,000, or (b) after giving effect to the requested Loan, 10% of the value of the total assets of the Borrower less total liabilities not represented by senior securities (as defined in the Investment Company Act), less the value of any assets pledged to, or otherwise segregated for, the benefit of a party other than the Bank and in connection with a liability not reflected in the calculation of the Borrower's total liabilities; or (c) the maximum amount which the Borrower is permitted to borrow pursuant to the Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the Borrower, any agreement of the Borrower with any foreign, federal, state or local securities division to which the Borrower is subject, any other applicable agreement or document to which the Borrower is a party or any law, rule or regulation applicable to the Borrower [the least of (a), (b) or (c), the "Maximum Facility Amount"]. Each request for a Loan hereunder, shall be made in writing by the Borrower by delivering a completed loan request for a minimum amount of $10,000.00 and in the form of

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W.P. Stewart & Co. Growth Fund, Inc.
April 29, 2003
Page 2

Exhibit B attached hereto and such other information or documentation as the Bank may reasonably request. Each such Loan request shall be made by the Borrower and received by the Bank not later than 3:00 p.m. Boston time on the Business Day on which such Loan is to be made. Each Loan request hereunder shall be deemed to be a confirmation by the Borrower that no Default has occurred and is continuing hereunder, that the representations and warranties of the Borrower described below remain true and correct and that no borrowing limitations applicable to the Borrower will be exceeded after giving effect to the requested Loan, each of which shall be a precondition to the making of any Loan hereunder.

           3. Evidence of Indebtedness. All Loans will be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note"). The Borrower hereby authorizes the Bank to record each Loan and the corresponding information on the schedule forming part of the Note, and, absent manifest error, this record shall govern and control. The failure by the Bank to record, or any error in so recording, any such amount on the Bank's books and records, such schedule, or any other record maintained by the Bank, shall not limit or otherwise affect the obligation of the Borrower to make payments of principal of and interest on each Loan as provided herein and in the Note.

           4. Interest Rate. Principal on each outstanding Loan shall bear interest at a variable rate per annum equal to the Bank's overnight federal funds rate as determined by the Bank plus .50% per annum, which rate shall change when such federal funds rate changes. Interest on each Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Following the acceleration of the Loan upon an occurrence of a Default hereunder, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan hereunder.

           5. Payments and Prepayment/Recourse. Each Loan, together with accrued and unpaid interest thereon, shall be due and payable upon the earliest of (a) sixty (60) days following the date on which such Loan is made, (b) the date on which such Loan becomes due pursuant to Section II, Paragraph 4 below following the occurrence of a Default; or (c) the Expiration Date, provided that the Borrower may not have Loans outstanding hereunder for a period in excess of sixty (60) consecutive calendar days. Interest on all Loans shall be payable monthly in arrears on the fifteenth day of each month, provided however, that if such day is not a Business Day, interest shall be payable on the preceding Business Day, with all accrued and unpaid interest due and payable on the same day when principal is due and payable. The Borrower covenants and agrees to promptly repay the outstanding aggregate principal amount of the Loans that at any time exceeds the Maximum Facility Amount, upon the earlier to occur of the Borrower first becoming aware of any such excess or demand by the Bank. Loans may be prepaid without penalty and any amounts prepaid may be re-borrowed subject to the terms hereof. All payments of principal and interest with respect to any Loan shall be made no later than 2:00 p.m. Boston time on the date due without set off or deduction in immediately available United States dollars

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W.P. Stewart & Co. Growth Fund, Inc.
April 29, 2003
Page 3

at the Bank's office at 225 Franklin Street, Boston, Massachusetts or as otherwise directed in writing by the Bank.

           This Agreement and the Note are made by or on behalf of the Borrower by the officers of the Borrower in their capacity as such and not individually, and the obligations of such instruments are not binding upon any of them individually or the shareholders of the Borrower but are binding only upon the assets and property of the Borrower.

           6. Commitment Fee. The Borrower agrees to pay to the Bank a commitment fee equal to .10% per annum on the daily unused portion of the Committed Line which shall be payable quarterly in arrears on or before the 15th day following the end of each March, June, September and December of each year and on the Expiration Date or, if earlier, on the date when the commitment hereunder is terminated. The commitment fee described herein shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

           7. Structuring Fee. As a condition precedent to closing, the Borrower shall pay to the Bank for its own account a $5,000.00 non-refundable structuring fee, payable upon receipt of a firm commitment by the Bank to the Borrower.

           8. Use of Loan Proceeds. Proceeds of Loans may be used only (i) to temporarily finance the purchase or sale of securities for prompt delivery if the Loan is to be repaid promptly in the ordinary course of business upon completion of such purchase or sale transaction; or (ii) to finance the redemption of the shares of an investor of the Borrower. Each Loan shall be made in compliance with, and subject to, Regulation U and no portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction applicable to the Borrower.

           9. Addition of Borrowers. With the prior consent of the Bank, the Borrower may request once per quarter the addition of (i) an open-end management investment company advised by the Borrower's Investment Adviser or (ii) any fund series of the Borrower to the terms of this Agreement.

           II.      General Loan Terms

           1. Covenants. Until all Obligations of the Borrower with respect to the Committed Line have been paid in full and the Committed Line has been terminated, unless otherwise consented to in writing by the Bank, the Borrower covenants and agrees as follows:

                    a) not to issue any preferred stock or create, incur, assume, suffer to exist, or guarantee any indebtedness other than, to the extent permitted by the Prospectus (i) reverse repurchase agreements entered into by the Borrower aggregating not in excess of 5% of the Borrower's net assets at any time outstanding, (ii) indebtedness to the Bank or indebtedness to the Custodian of the Borrower incurred in connection with such custody relationship (other than indebtedness for borrowed money), (iii) indebtedness and guarantees existing as of the date of

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W.P. Stewart & Co. Growth Fund, Inc.
April 29, 2003
Page 4

this Agreement and disclosed on Exhibit C, (iv) preferred stock or other indebtedness and guarantees with the prior consent of the Bank; (v) other indebtedness incurred in the ordinary course of the Borrower's business in connection with portfolio investments and investment techniques permissible under the Investment Company Act (and not for the primary purpose of borrowing money), but only to the extent such indebtedness is reflected in the calculation of the Borrower's net assets and (vi) accrued advisory fees payable and other accrued expenses incurred in the ordinary course of business;

                    b) not to create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance upon any of its assets or properties, or enter into any agreement preventing it from encumbering any such assets or properties other than, to the extent permitted by the Prospectus (i) those in favor of the Bank or its affiliates or subsidiaries,
(ii) those shown on Exhibit D, (iii) those in favor of the Custodian, (iv) those for which the Bank has given its prior written approval, (v) those in the ordinary course of the Borrower's business arising out of or in connection with portfolio investments and investment techniques allowed by Section II, paragraph 1(a)(v) above; and (vi) liens for taxes, fees, assessments and other governmental charges not yet due and payable.

                    c) to (i) duly observe and comply in all material respects with all applicable laws (except to the extent that nonobservance or noncompliance would not have a material adverse effect on the business, operations, properties or condition of the Borrower ("Material Adverse Effect"), including, without limitation, the Investment Company Act and any asset coverage ratio, borrowing restriction, restrictions on indebtedness, or extensions of credit contained therein and applicable to the Borrower, and applicable securities laws and regulations, and pay all taxes and governmental charges prior to the time they become delinquent unless such tax or charge is being contested in good faith and by proper proceedings and appropriate cash reserves are being maintained, (ii) maintain in full force and effect all licenses and permits necessary in any material respect for the proper conduct of its business, (iii) maintain its status as an open-end management investment company registered under the Investment Company Act and its status as a regulated investment company under Subchapter M of the United States Internal Revenue Code of 1986, (iv) operate in compliance with its organizational documents, the Prospectus, and any other applicable investment policies and restrictions and agreements relating thereto, (v) not merge or consolidate with or into any entity not a party to this Agreement where the Borrower is not the surviving entity or otherwise transfer all or any substantial portion of the Borrower's assets without the prior consent of the Bank in each instance such consent not to be unreasonably withheld or delayed, provided the Borrower may purchase or sell its assets in the ordinary course of business as described in its Prospectus, (vi) not permit there to occur a change in the investment adviser or custodian of the Borrower's assets from the Investment Adviser and Custodian or permit any change in the fundamental investment objectives or in the fundamental investment restrictions of the Borrower as described in the Prospectus without the prior consent of the Bank in each instance such consent not to be unreasonably withheld or delayed, (vii) comply with all terms and provisions of all documents evidencing or securing any indebtedness to the Bank and to or with any party other than the Bank ("Other Indebtedness") except to the extent that noncompliance would not have a Material Adverse Effect, (viii) immediately notify

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W.P. Stewart & Co. Growth Fund, Inc.
April 29, 2003
Page 5

the Bank of any default or event of default with respect to Other Indebtedness and of any default under or termination of any agreement with the Custodian or with the Investment Adviser and to provide to the Bank a copy of any notice received by the Borrower relating thereto and any notice or claim of any such default or termination, and (ix) immediately notify the Bank of any Default hereunder and of any litigation commenced against the Borrower; or other than any routine inspections, audits or SEC examinations, notify the Bank of any governmental proceeding, inspection, or investigation commenced or overtly threatened in writing against the Borrower which could have a Material Adverse Effect;

                    d) to permit the Bank or its representatives and agents to visit and inspect the properties of the Borrower during regular business hours upon reasonable prior notice and make copies or abstracts from the Borrower's books and records;

                    e) to pay all out-of-pocket fees, costs and expenses incurred or paid by the Bank, including the Bank's reasonable attorney fees and expenses, in connection with the administration, enforcement, amendment or termination of the Loan Documents;

                    f) to submit to the Bank: (i) within sixty (60) days after the end of each semi-annual period in each fiscal year, the Borrower's semi-annual or annual, as the case may be, financial statements including a statement of assets, liabilities and investments as of the end of each such period in a form acceptable to the Bank and, in the case of annual statements, audited by a certified public accountant satisfactory to the Bank, (ii) all proxy materials, reports to shareholders and other information delivered to shareholders of the Borrower or to the United States Securities and Exchange Commission including, in any event, copies of any material change to the Prospectus or registration statement, and (iii) such other financial statements and information as to the Borrower or Investment Adviser as the Bank may reasonably request from time to time. All financial statements required hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied; and

                    g) to execute and deliver such additional instruments to the reasonable satisfaction of the Bank's counsel and take such further action as the Bank may reasonably request solely to effect the purpose of the Loan Documents and the Loans.

           2. Representations and Warranties. The Borrower represents and warrants to the Bank that:

                    a) it is a Maryland corporation duly organized, validly existing, and in good standing, and the Borrower is registered as an open-end management investment company under the Investment Company Act, qualified as a regulated investment company within the meaning of Subchapter M of the United States Internal Revenue Code of 1986, has all corporate requisite power and authority to own its property and conduct its business as is now conducted, is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification and where failure to be so qualified would reasonably be expected to have a material adverse effect, and is in compliance with its organizational documents and,

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W.P. Stewart & Co. Growth Fund, Inc.
April 29, 2003
Page 6

except where noncompliance would not have a Material Adverse Effect, applicable law, including, without limitation, the Investment Company Act and Federal Reserve Regulation U. The Borrower has filed all income tax returns and paid all taxes due pursuant to such returns (except such taxes that are being contested in good faith and by proper proceedings and for which appropriate cash reserves are being maintained) and the charges, accruals and reserves on the books and records of the Borrower with respect to such taxes and charges are, in the opinion the Borrower, adequate;

                    b) the execution, delivery and performance of each of the Loan Documents and the making of any Loan by the Bank to the Borrower hereunder
(i) are, and will be, within the Borrower's corporate power and authority, (ii) have been authorized by all necessary corporate proceedings, (iii) do not, and will not, require the consent of any shareholders of the Borrower or approvals of any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the articles of incorporation, or by-laws or other organizational documents of the Borrower or the Prospectus or any law, rule or regulation applicable to the Borrower; including, without limitation, the Investment Company Act; and the same will be in compliance with Federal Reserve Regulation U and the Investment Company Act, (v) does not constitute a default under any other agreement, order or undertaking binding on the Borrower which would have a Material Adverse Effect, and (vi) does not require the consent or approval of any obligee or holder of any instrument relating to the Other Indebtedness or any other party other than for those consents and approvals which have been received or the failure to receive would not have a Material Adverse Effect;

                    c) no portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction applicable to the Borrower;

                    d) each of the Loan Documents constitutes the legal, valid, binding and enforceable obligation of the Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles;

                    e) all financial statements previously furnished to the Bank by the Borrower were prepared in accordance with generally accepted accounting principles and present fairly and completely the financial position of the Borrower in all material respects. Since the date of the most recent of such statements, there has been no material adverse change in the assets, liabilities, financial condition or business of the Borrower other than in the ordinary course of business, it being understood that a decrease in total assets of the Borrower due to a decline in the value of securities held by the Borrower or due to sales of securities following redemptions of the Borrower's shares in the ordinary course of business would be considered a change in the ordinary course of business;

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W.P. Stewart & Co. Growth Fund, Inc.
April 29, 2003
Page 7

                    f) the Borrower has good and marketable title to all its material properties, assets and rights of every name and nature purportedly owned by it, except for encumbrances shown on Exhibit D;

                    g) there is no litigation, arbitration, proceeding or investigation pending, or to the best of the Borrower's knowledge overtly threatened, against the Borrower except those previously disclosed by the Borrower to the Bank in writing and those described on Exhibit E attached hereto;

                    h) the shares of the Borrower have been registered under the Securities Act of 1933 and are eligible for sale under applicable state and federal securities laws and regulations;

                    i) with regard to the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, collectively, as amended and in effect from time to time ("ERISA"), the Borrower is not treated as a single employer with any other person under ERISA, and has no liability with respect to any benefit arrangement, plan or multi-employer plan subject to ERISA;

                    j) the Borrower is not an "Affiliated Person", as defined in the Investment Company Act, with the Bank;

                    k) the Investment Adviser serves as investment adviser to the Borrower and the Custodian serves as custodian for assets of the Borrower; and

                    l) the Borrower has complied with, and is in compliance with, the fundamental investment policies and restrictions set forth in the Prospectus.

           The making of each Loan hereunder to the Borrower shall be deemed to be a reaffirmation by the Borrower as to the representations and warranties contained in this paragraph and confirmation that no Default has occurred hereunder or will occur after giving effect to the making of such Loan.

           3. Default. It will be a Default hereunder with respect to the Borrower if any of the following events occur:

                    a) the Borrower fails to pay (i) when due any amount of principal of any Loan or any amount of interest thereon payable hereunder or under the Note; or (ii) within three (3) Business Days of when due any fees or expenses payable hereunder or under the Note; or

                    b) the Borrower shall fail to perform any term, covenant or agreement contained in Section II(1)(f) of this Agreement and such default shall not have been remedied within thirty (30) days after notice from the Bank thereof; or the Borrower fails to perform any

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W.P. Stewart & Co. Growth Fund, Inc.
April 29, 2003
Page 8

other term, covenant or agreement contained in any of the Loan Documents or a default or event of default occurs thereunder; or

                    c) any material representation or warranty of the Borrower made in any of the Loan Documents or as an inducement for the Bank to make any Loan shall prove to have been false in any material respect upon the date when made or deemed to have been made; or


                    d) the Borrower fails to pay or perform any Obligation whether now existing or hereafter arising, except as otherwise provided in this
Section II, Paragraph 3, when due or the Borrower fails to pay at maturity, or within any applicable period of grace, any obligations for Other Indebtedness, or for the use of real or personal property, or fails to observe or perform any term, covenant or agreement evidencing or securing such Other Indebtedness or relating to such use of real or personal property in each case which causes the acceleration of such Other Indebtedness in a principal amount equal to or greater than 0.2% of the Borrower's net assets; or

                    e) the Borrower or the Investment Adviser (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) is generally not paying its debts as such debts become due, (iii) makes a general assignment for the benefit of its creditors, (iv) commences any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (v) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vi) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing or (vii) discontinues its business; or

                    f) a proceeding or case shall be commenced against the Borrower or the Investment Adviser without the application or consent of such party, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or the Investment Adviser or action under the laws of the jurisdiction of incorporation or organization of the Borrower or the Investment Adviser similar to any of the foregoing shall be taken with respect to the Borrower or the Investment Adviser and shall continue unstayed and in effect for any period in excess of sixty (60) days; or

                    g) a final judgment or final order for the payment of money is entered against the Borrower by any court, or an execution or similar process is issued or levied against property of the Borrower, that in the aggregate exceeds 5% of the net assets of the Borrower in

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W.P. Stewart & Co. Growth Fund, Inc.
April 29, 2003
Page 9

value and such judgment, order, warrant or process shall continue undischarged or unstayed for thirty (30) days; or

                    h) there occurs a change in the business, assets, financial condition or prospects of the Borrower resulting in a material adverse effect, but shall not include a decline in the net assets of the Borrower resulting from redemptions by shareholders of the Borrower, or a decline in market value of securities held by the Borrower; or

                    i) the Borrower challenges the validity or enforceability of any portion of any of the Loan Documents; or

                    j) any investment advisory agreement with the Investment Adviser which is in effect on the date hereof relating to the Borrower terminates, or the Investment Adviser ceases to serve as the investment adviser for the Borrower; or the Custodian ceases to serve as the custodian for the Borrower's assets without the prior consent of the Bank in each instance which consent shall not be unreasonably withheld or delayed; or

                    k) the Borrower shall violate, or take any action that would result in a deviation from, any of its fundamental investment policies or restrictions applicable to the Borrower as in effect from time to time, including those as set forth in the Prospectus; and

                    l) with reference to Section II(1)(c)(vi), the Borrower shall permit to occur a change in its fundamental investment objectives or fundamental investment restrictions to which the Bank has not given its prior consent, which consent shall not be unreasonably withheld or delayed.

           4. Remedies. Upon the occurrence of a Default described in Section II(3)(e) and (f), immediately and automatically; and upon the occurrence of any other Default at any time thereafter while such Default is continuing, at the Bank's option and upon the Bank's declaration:

                    a) the Committed Line established hereunder shall terminate with respect to the Borrower;

                    b) the unpaid principal amount of the Loans to the Borrower, together with accrued interest and all other Obligations, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

                    c) the Bank may exercise any and all rights it has under any of the Loan Documents and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding.

           Following and during the continuance of a Default, the Borrower authorizes the Bank and the Custodian to charge and setoff against any deposit account or other account maintained

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W.P. Stewart & Co. Growth Fund, Inc.
April 29, 2003
Page 10

with the Bank or the Custodian and apply the proceeds thereof against repayment of any unpaid Obligations of the Borrower, as appropriate. In addition, the Custodian is hereby directed by the Borrower to dispose of the Borrower's assets as selected by the Investment Adviser to the extent necessary to repay all amounts due to the Bank from the Borrower to the extent that the Obligations of the Borrower have not been paid when due, or if a Default has occurred. If the Investment Adviser does not select a sufficient amount of assets to repay all amounts due to the Bank within a reasonable time, the Custodian is hereby directed by the Borrower, upon one day's prior written notice to the Borrower and its Investment Adviser, to dispose of the Borrower's assets to the extent necessary to repay all amounts due to the Bank from the Borrower. The foregoing shall be deemed to be continuing and irrevocable "proper instructions" to the Custodian for all purposes under the custody agreement between the Borrower and the Custodian. All of the foregoing shall be in addition to any other rights or remedies the Bank may have against the Borrower following the occurrence of a Default hereunder.

           No right of the Bank shall be exclusive of any other right of the Bank now or hereafter available under the Loan Documents, at law, in equity or otherwise; or by statute or any other provision of law.

           5. Notices. All notices hereunder shall be in writing and shall be deemed to have been given one Business Day after delivery to an overnight courier or when delivered by hand to the address given below and in each case such delivery is confirmed to have been made. Notices to the Bank shall be given to State Street Bank and Trust Company, Lafayette Corporate Center, 2 Avenue de Lafayette, 2nd Floor, Boston, Massachusetts 02111 Attn.: Paul J. Koobatian, Vice President or Mutual Fund Lending Department Head, and notices to the Borrower shall be deemed to have been given if given at the address stated at the beginning of this Agreement, Attention: Treasurer.

           6. Amendments and Waivers. No waivers shall be effective unless in writing. No course of dealing or delay by the Bank in exercising any right hereunder shall operate as a waiver thereof or otherwise affect any rights or remedies of the Bank. All amendments hereto must be in writing and signed by all parties hereto.

           7. Assignments and Participations. Except as provided in Section I, Paragraph 9, the Borrower may not assign or transfer or participate any of its rights under any of the Loan Documents without the prior written consent of the Bank. The Bank may assign, pledge, transfer or participate its rights hereunder to any Federal Reserve Bank or to any other person or entity, provided however that no such person or entity taking a participation interest in the Borrower's Obligations without the consent of the Borrower shall have any rights with respect to such participation other than for the right to vote on changes in interest, fees, commitment amount, principal payments, and any advance rate described herein.

           8. Waiver of Jury Trial. Except as prohibited by law, neither the Borrower nor the Bank, nor any assignee or successor of the Borrower or the Bank, shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon or arising out of

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W.P.
Stewart & Co. Growth Fund, Inc.
April 29, 2003
Page 11

any of the Loan Documents. Neither the Borrower nor the Bank will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

           9. Jurisdiction. EACH OF THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED ABOVE. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

           10. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original document.

           11. Definitions. Except as otherwise defined herein, all financial terms shall be defined in accordance with generally accepted accounting principles. The following defined terms as used herein shall have the following meanings:

                    "Business Day" shall mean any day excluding Saturday and Sunday and excluding any other day which shall be in Boston, Massachusetts or New York, New York a legal holiday or a day on which banking institutions are authorized or required by law to close.

                    "Custodian" shall mean State Street Bank and Trust Company.

                    "Investment Adviser" shall mean W.P. Stewart & Co., Inc.

                    "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with all related rules and regulations promulgated by the United States Securities and Exchange Commission relating thereto.

                    "Loan Documents" shall mean this Agreement, the Note and any other documents executed in connection herewith, as the same may be amended, superseded or replaced.

W.P. Stewart & Co. Growth Fund, Inc.
April 29, 2003
Page 12

                    "Obligations" shall mean any and all obligations of the Borrower to the Bank under the Loan Documents of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise, including obligations to perform acts and refrain from taking action as well as obligations to pay money.

                    "Prospectus" shall mean the current Prospectus and Statement of Additional Information of the Borrower, as amended or supplemented from time to time.

           If the foregoing satisfactorily sets forth the terms and conditions of the Committed Line, please execute and return to the undersigned each of the Loan Documents and such other documents and agreements as the Bank may request. We are pleased to provide the Committed Line to the Borrower and look forward to the ongoing development of our relationship.

                                        Sincerely,

                                        STATE STREET BANK AND
                                        TRUST COMPANY, as Bank

                                        By: /s/ Paul J. Koobatian
                                            ---------------------
                                            Paul J. Koobatian, Vice President


Acknowledged and Accepted:
--------------------------

W.P. STEWART & CO. GROWTH FUND, INC.

By:  /s/ Susan G. Leber
     ------------------

Title:  Principal Financial Officer
        ---------------------------


Acknowledged:
-------------

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By: ___________________________________

Title: _________________________________

                                    EXHIBIT A
                                    ---------

                                 PROMISSORY NOTE

$_____________                                          ________________, 2003
                                                         Boston, Massachusetts

           For value received, the undersigned hereby promises to pay to State Street Bank and Trust Company (the "Bank"), or order, at the head office of the Bank at 225 Franklin Street, Boston, Massachusetts 02110 in immediately available United States dollars, the principal amount of ____________________________ Dollars ($_____________), or, if less, the aggregate original principal amount of outstanding Loans which have not been prepaid as provided herein. Each Loan shall be payable upon the earliest to occur of sixty (60) days after the date on which such Loan is made, the date on which the Loan becomes due whether following the occurrence of a Default or as otherwise described in the Loan Agreement, as hereinafter defined, or the Expiration Date. Interest on the unpaid principal amount outstanding hereunder shall be payable at the variable rate per annum equal to the Bank's overnight federal funds rate as determined by the Bank plus .50% per annum. Interest on principal outstanding hereunder shall be payable monthly in arrears on the fifteenth day of each month beginning on the first such date following the date hereof, with all accrued and unpaid interest due and payable upon the Expiration Date or when principal outstanding hereunder is otherwise due and payable. Each change in such interest rate shall take effect simultaneously with the corresponding change in such federal funds rate. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

           All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank, including any appearing on this Note, absent manifest error, shall govern and control as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the Borrower to make payments of principal and interest on all Loans as provided herein and in the Loan Agreement.

           Following the acceleration of the Loan upon an occurrence of a Default hereunder, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan hereunder.

           This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain loan agreement dated ______________, 2003 by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Loan Agreement"), but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided. All terms not otherwise defined herein shall be used as defined in the Loan Agreement.

           The undersigned may at its option prepay all or any part of the principal of this Note without penalty. Amounts prepaid may be re-borrowed subject to the terms of the Loan Agreement.

           The undersigned authorizes the Bank and the Custodian to charge and setoff against any deposit account or other account maintained with the Bank or the Custodian and apply the proceeds thereof against repayment of any unpaid Obligations of the undersigned, as appropriate.

           The undersigned maker and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the undersigned, endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

           This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

WITNESS:                                             [BORROWER]

By: ________________________

                                                     By:  ______________________

DATED: _____________________                         Title:  ___________________

                   SCHEDULE I TO NOTE DATED ____________, 2003
                     FROM _____________________ TO THE BANK

Date of Loan    Amount of Principal  Amount of       Outstanding   Notation Made
                                     Principal Paid  Balance       By

                                   EXHIBIT B

                                 ADVANCE/PAYDOWN
                                  REQUEST FORM

DATE:
            --------------------------------------------------------------------

TO:         STATE STREET BANK AND TRUST COMPANY
            --------------------------------------------------------------------

ATTN:       Howard Fan - tel. (617) 664-4005, or Monse Velazquez -
            tel. (617) 664-2145, fax (617) 664-3941.
            --------------------------------------------------------------------

FROM:       W.P. STEWART & CO. GROWTH FUND, INC.
            --------------------------------------------------------------------
              (FUND #_________________)      (DDA #________________)

         In connection with the loan agreement dated ________________, 2003 and related documents currently in effect with State Street Bank and Trust Company (collectively, the "Agreement"), please increase or decrease (circle one) the outstanding loan balance of $__________________ by $________________ on
____________ [DATE]. The Loan should be recorded on the books of the Borrower with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

This request is (check one):  ____  Loan Advance      ___  Paydown
____  Overnight Rollover

Further, the Borrower hereby represents and warrants that:

1. The proceeds of the Loan shall be used in conformance with the terms of the Agreement, and no Default or event of default has occurred thereunder;

2. The Borrower is in compliance with all the terms and conditions in the Agreement and will remain in compliance therewith after giving effect to the making of the requested Loan; and

3. All of the representations and warranties of the Borrower set forth in
Section II (2) of the Agreement are true and correct on and as of the date hereof; and

4. The following amounts and statements are true in connection with the requested Loan:

         (a)  Beginning Loan Balance:                     $___________________

         (b)  Total Assets of the Borrower
         (after giving effect to the requested Loan):     $___________________

         (c)  Total Liabilities of the Borrower
         (after giving effect to the requested Loan):     $___________________

         (d) Value of Assets pledged to a party other
         than the Bank, not reflected in Total
         Liabilities as stated in (c) above:              $___________________

         (e)  [(b) minus (c) minus (d)] equals:           $___________________

         (f) 10% of the total amount in (e)
         above:                                           $___________________

         (g) Total amount of all Loans to the Borrower,
         including the requested Loan, equals:            $___________________


         (h) The amounts set forth in (f) and (g) above do not exceed the lesser of $5,000,000 or the Prospectus borrowing limitation of the Borrower.

         The undersigned is a duly authorized officer of the Borrower with authority to execute and deliver this document to the Bank and request the Loan described herein.

                                By:
                                        ----------------------------------------
                                Name:
                                        ----------------------------------------
                                Title
                                        ----------------------------------------
                                Date:
                                        ----------------------------------------

                                    EXHIBIT C

                                  INDEBTEDNESS

                                     [None]

                                    EXHIBIT D

                                  ENCUMBRANCES

                                     [None]

                                    EXHIBIT E

                                   LITIGATION

                                     [None]